Exhibit 99.1

Velocity Express Reschedules Third Quarter Conference Call To

Wednesday, May 16 To Coincide With Filing of 10-Q

WESTPORT, Conn. (May 14, 2007) — Velocity Express, Inc. (NASDAQ: VEXP), the nation’s largest provider of time definite regional delivery solutions, is rescheduling its third quarter results conference call and web cast to Wednesday May 16 at 9:00 a.m. EST to coincide with the filing of the Company’s Form 10-Q. The Company expects to file its Form 10-Q after the market close on Tuesday, May 15.

The Company had previously expected to host the conference call on Tuesday, May 15 at 9:00 a.m.

To access the live webcast and slide presentation, log onto the Velocity Express website at www.velocityexpress.com and click on “Investor Info/Stock Information”. The webcast can also be accessed at www.InvestorCalendar.com.

To participate in the call by phone, dial 866-585-6398 approximately five minutes prior to the scheduled start time. International callers please dial 416-849-9626.

A replay of the webcast can be viewed by visiting the investor relations section of the Velocity Express website.

A replay of the teleconference will be available for 14 days after the call and may be accessed domestically by dialing 1-866-245-6755 and international callers may dial 1-416-915-1035. Callers should use passcode 962929.

About Velocity Express

Velocity Express has one of the largest nationwide time definite regional delivery networks, providing a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system that enables customers to view the status of any package via a flexible web reporting system. Visit www.velocityexpress.com for more information.

Contact:

Velocity Express, Inc.

Edward W. (Ted) Stone, 203-349-4199

tstone@velocityexp.com

or

Institutional Marketing Services (IMS)

John G. Nesbett, 203.972.9200

jnesbett@institutionalms.com